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                                                                    EXHIBIT 99.1

     LASERCARD CORPORATION REPORTS FINANCIAL RESULTS FOR FY06 SECOND QUARTER


MOUNTAIN VIEW, CALIF. - Oct. 27, 2005 - LaserCard Corporation (NASDAQ:LCRD), a leading supplier of ID credentials used in biometric identification, today announced the financial results for its fiscal 2006 second quarter ended September 30, 2005.

Revenues for the second quarter of fiscal 2006 were $8.7 million, compared with $7.8 million in the same quarter a year ago. The net loss for the second quarter of fiscal 2006 was $0.6 million, or a loss of $0.05 per share, compared with a net loss of $1.5 million, or a loss of $0.13 per share, in the same quarter a year ago.

LaserCard(R) optical memory card revenues for the quarter were $5.6 million compared with $5.1 million last year. Revenues from LaserCard(R) read/write drives, drive accessories and maintenance were approximately $0.4 million for in the fiscal second quarter, compared with $0.2 million for the same period a year ago. Revenues from specialty cards and printers totaled $2.7 million compared with $2.5 million in the same quarter a year ago.

CASH
LaserCard Corporation's cash, cash equivalents, short-term investments and long-term investments (the long-term investments have original maturities ranging from 1 to 2.5 years) were $17.3 million at September 30, 2005 compared with $16.4 million at March 31, 2005.

"We received orders for $17 million of optical memory cards during the second quarter, which led to a record backlog of $18 million," said Richard Haddock, CEO of LaserCard. "Second quarter shipments included about $1 million of Italian national ID cards. We believe our role in Italy's secure national ID card programs strengthens LaserCard's leadership position in the secure ID credentialing market, which we believe is just beginning to emerge. In addition, we shipped $950,000 worth of optical memory cards for a similar ID card program in the Middle East."

EARNINGS RESULTS CONFERENCE CALL
LaserCard will hold a conference call to discuss the company's fiscal 2006 second quarter results today, October 27, 2005, at approximately 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time. For access to the conference call, please call 517-308-9001 by 1:50 p.m. Pacific Time. A taped replay of the call will be available for one week. To access the replay, please call 402-998-0960. You will need to reference the passcode "LaserCard." To listen to the call via the Internet, please log on to: www.lasercard.com or www.vcall.com. The Internet Webcast will be archived for one year.

ABOUT LASERCARD CORPORATION
LaserCard Corporation (www.lasercard.com) manufactures and markets LaserCard(R) optical memory cards, chip-ready Optical/Smart(TM) cards and other advanced-technology secure identification cards. The Company has sold over 35 million secure ID cards to meet the demanding requirements for border security, immigration and national identification in countries around the world, including the United States, Canada, and Italy. In addition, the Company manufactures optical card read/write drives and develops optical card system software,


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Lasercard Corporation Reports Q2 FY06 Results
Oct. 27, 2005
Page 2 of 4


card-related ID subsystems and peripherals. The Company operates two wholly owned German subsidiaries: Challenge Card Design Plastikkarten GmbH, which manufactures advanced-technology cards; and cards & more GmbH, which markets cards, system solutions, and card personalization printers.

Forward-Looking Statements:

All statements contained in this press release that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are not historical facts or guarantees of future performance or events. Rather, they are based on current expectations, estimates, beliefs, assumptions, and goals and objectives and are subject to uncertainties that are difficult to predict. As a result, our actual results may differ materially from the statements made. Often such statements can be identified by their use of words such as may, will, intends, plans, believes, anticipates, visualizes, expects, and estimates. Examples of forward-looking statements in this release include our belief that the secure ID card credentialing market is just beginning to emerge and any implication that the Company will be able to deliver the $18.2 million card backlog per the requested schedule. These forward-looking statements are based upon our assumptions about and assessment of the future, which may or may not prove true, and involve a number of risks and uncertainties including, but not limited to whether the nationally run optical ID card programs are successful, leading other nations to follow and whether the Company encounters card production difficulties or customer-requested delays or cancellations as well as the risk factors detailed in the Company's Form 8-K, 10-K, and 10-Q filings with the Securities and Exchange Commission. Due to these and other risks, future actual results could differ materially from the Company's expectations. These forward-looking statements speak only as to the date of this release, and, except as required by law, the Company undertakes no obligation to publicly release updates or revisions to these statements whether as a result of new information, future events, or otherwise.





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Lasercard Corporation Reports Q2 FY06 Results
Oct. 27, 2005
Page 3 of 4

                                        LASERCARD CORPORATION AND SUBSIDIARIES
                               SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                                       (In thousands, except per share amounts)


                                                               Three Months Ended             Six Months Ended
                                                            09/30/05       09/30/04        09/30/05       09/30/04
                                                            ---------      ---------      ---------      ----------
Revenues                                                    $   8,699      $   7,773      $   15,693      $   16,483

Cost of product sales                                           6,206          5,842          11,360          12,208
                                                            ---------      ---------      ----------      ----------

Gross profit                                                    2,493          1,931           4,333           4,275
                                                            ---------      ---------      ----------      ----------

Selling, general, and administrative expenses                   2,612          2,809           5,743           5,843

Research and engineering expenses                                 552            723           1,051           1,574
                                                            ---------      ---------      ----------      ----------

Operating loss                                                   (671)        (1,601)         (2,461)         (3,142)

Other income, net                                                 108             62             204              85
                                                            ---------      ---------      ----------      ----------

Loss before income taxes                                         (563)        (1,539)         (2,257)         (3,057)

Income tax expense (benefit)                                        1            (18)              1               8
                                                            ---------      ---------      ----------      ----------

Net loss                                                    $    (564)     $  (1,521)     $   (2,258)     $   (3,065)
                                                            =========      =========      ==========      ==========

Net loss per share:
         Basic and diluted                                  $   (0.05)     $   (0.13)     $    (0.20)     $    (0.27)
                                                            =========      =========      ==========      ==========

Weighted-average shares used in
computing basic and diluted, net loss per share:               11,355         11,368          11,350          11,388
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Lasercard Corporation Reports Q2 FY06 Results
Oct. 27, 2005
Page 4 of 4


                                LASERCARD CORPORATION AND SUBSIDIARIES
                                CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                          (In thousands, except share and per share amounts)


                                                                      SEPTEMBER 30,       March 31,
                                                                          2005               2005
                                                                      -------------     -------------
                                              ASSETS
Current assets:
    Cash and cash equivalents                                         $       2,246     $       3,965
    Short-term investments                                                   15,050             6,150
    Accounts receivable, net                                                  2,770             1,934
    Inventories                                                               7,452             7,909
    Prepaid and other current assets                                            881             1,352
                                                                      -------------     -------------
          Total current assets                                               28,399            21,310
                                                                      -------------     -------------

Property and equipment, net                                                  11,808            12,532
Long-term investments                                                            --             6,300
Equipment held for resale                                                     5,459             4,061
Patents and other intangibles, net                                              913               923
Goodwill                                                                      3,321             3,321
Notes receivable                                                                205               220
Other non-current assets                                                        185               101
                                                                      -------------     -------------
             Total assets                                             $      50,290     $      48,768
                                                                      -------------     -------------
                               LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
    Accounts payable                                                  $       1,458     $       2,105
    Accrued liabilities                                                       2,026             2,312
    Deferred tax liability                                                      596               641
    Advance payments from customers                                           1,754             1,167
    Deferred revenue                                                            525               539
    Bank borrowings                                                             105                --
                                                                      -------------     -------------
Total current liabilities                                                     6,464             6,764
                                                                      -------------     -------------

Advance payments from customers                                              17,000            13,000
Deferred revenue                                                              2,000             2,000
Deferred rent                                                                   442               326
                                                                      -------------     -------------
             Total liabilities                                               25,906            22,090
                                                                      -------------     -------------

Commitments and contingencies

Stockholders' equity:
    Common stock                                                                114               114
    Additional paid-in capital                                               54,179            54,155
    Accumulated deficit                                                     (29,404)          (27,145)
    Accumulated other comprehensive income                                       21               209
    Treasury stock                                                             (526)             (655)
                                                                      -------------     -------------
             Total stockholders' equity                                      24,384            26,678
                                                                      -------------     -------------

                Total liabilities and stockholders' equity            $      50,290     $      48,768
                                                                      =============     =============

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